Exhibit 99.1

Natural Health Trends Reports Third Quarter 2025 Financial Results

–	Orders decreased 5% year over year, but increased 5% sequentially
–	Restructuring initiatives expected to achieve $1.5 million annualized savings by mid-2026
–	Declared a quarterly cash dividend of $0.20 per share

LOS ANGELES – November 5, 2025 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the quarter ended September 30, 2025.

Third Quarter 2025 Financial Highlights

•

Revenue of $9.5 million decreased 11% compared to $10.7 million in the third quarter of 2024 in part due to the timing of a product promotion and the presale of our new skincare line at the end of September 2025 in Hong Kong.

•

Operating loss was $495,000 compared to $275,000 in the third quarter of 2024 attributable partially to the timing of the product promotion and the new product presale mentioned above, as well as the writeoff of components inventory related to discontinued products during the third quarter of 2025.

•

Net loss was $431,000, or $0.04 per diluted share, compared to net income of $35,000, or breakeven per diluted share, in the third quarter of 2024. Despite the loss before income taxes, tax expense of $142,000 was recognized in the third quarter.

•	The number of Active Members[1] was 28,030 at September 30, 2025 compared to 30,870 at December 31, 2024 and 30,880 at September 30, 2024.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve-month period.

Year-to-Date 2025 Financial Highlights

•	Revenue of $30.0 million decreased 7% compared to $32.1 million in the first nine months of 2024.

•	Operating loss was $1.2 million compared to $878,000 in the first nine months of 2024.

•	Net loss was $294,000, or $0.03 per diluted share, compared to net income of $396,000, or $0.03 per diluted share, in the first nine months of 2024.

Management Commentary

“The economic outlook in our largest market remains challenging in the near term. We are undertaking a major restructuring, which we expect will result in $1.5 million annualized savings. Our ongoing measures include optimizing our workforce and relocating product manufacturing to Asia. As part of these restructuring initiatives, we expect to incur a one-time charge of approximately $250,000 in the fourth quarter and anticipate a reduction in our quarterly cash dividend to $0.10 per share beginning in the first quarter next year,” commented Chris Sharng, President of Natural Health Trends Corp.

Mr. Sharng continued, “These actions will enable investments in new systems and technologies, including an AI-enabled marketing app and a member-interface business suite, as well as new marketing initiatives designed to drive member growth and engagement. By aligning costs with global sales performance, we are positioning the company for sustainable growth, profitability, and long-term value creation.”

Balance Sheet and Cash Flow

•

Net cash used in operating activities was $5.0 million in the first nine months of 2025 compared to $3.5 million in the first nine months of 2024. Before tax installment payments, the liability of which arose from the 2017 U.S. Tax Cuts and Jobs Act (the “Tax Act”), cash provided by operating activities was $16,000 in the first nine months of 2025 compared to $514,000 in the first nine months of 2024. The Tax Act liability is now fully paid.

•	Total cash, cash equivalents and marketable securities were $32.0 million at September 30, 2025, down from $43.9 million at December 31, 2024.
•

On November 3, 2025, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 on each share of common stock outstanding. The dividend will be payable on November 28, 2025 to stockholders of record as of November 18, 2025.

Third Quarter 2025 Financial Results Conference Call

Management will host a conference call to discuss the third quarter 2025 financial results today, Wednesday, November 5, 2025 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, November 5, 2025
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-800-330-6730
Participant ID:	236986

For those unable to participate during the live broadcast, a replay of the call will be available on the Company's Investor Relations website at https://ir.naturalhealthtrendscorp.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Forward-looking statements in this press release include statements relating to the anticipated effect of restructuring activities, including expected operational efficiencies and cost savings resulting therefrom, statements regarding technology investments, future growth and profitability, and statements relating to future dividends, the declaration and payment of which will be at the sole discretion of the Company's Board of Directors. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on February 21, 2025 with the Securities and Exchange Commission (SEC), as well as in subsequent reports filed this year with the SEC. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACT:

Scott Davidson

Senior Vice President and Chief Financial Officer

Natural Health Trends Corp.

Tel (U.S.): 310-541-0888

investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$14,336	$13,533
Marketable securities	17,672	30,407
Inventories	2,154	3,272
Other current assets	3,726	3,771
Total current assets	37,888	50,983
Property and equipment, net	170	190
Operating lease right-of-use assets	2,031	2,498
Restricted cash	35	34
Deferred tax asset	246	382
Other assets	1,881	1,272
Total assets	$42,251	$55,359
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,011	$895
Income taxes payable	7	4,908
Accrued commissions	1,751	2,021
Other accrued expenses	1,484	1,425
Deferred revenue	6,011	6,428
Amounts held in eWallets	2,977	3,286
Operating lease liabilities	991	1,127
Other current liabilities	523	709
Total current liabilities	14,755	20,799
Deferred tax liability	173	174
Operating lease liabilities	1,175	1,514
Total liabilities	16,103	22,487
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	85,004	84,901
Accumulated deficit	(33,547)	(26,344)
Accumulated other comprehensive loss	(925)	(1,301)
Treasury stock, at cost	(24,397)	(24,397)
Total stockholders’ equity	26,148	32,872
Total liabilities and stockholders’ equity	$42,251	$55,359

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net sales	$9,477	$10,691	$30,027	$32,117
Cost of sales	2,490	2,765	7,880	8,376
Gross profit	6,987	7,926	22,147	23,741
Operating expenses:
Commissions expense	3,876	4,333	12,376	13,022
Selling, general and administrative expenses	3,606	3,868	10,944	11,597
Total operating expenses	7,482	8,201	23,320	24,619
Loss from operations	(495)	(275)	(1,173)	(878)
Other income, net	206	441	1,019	1,523
Income (loss) before income taxes	(289)	166	(154)	645
Income tax provision	142	131	140	249
Net income (loss)	$(431)	$35	$(294)	$396
Net income (loss) per common share:
Basic	$(0.04)	$0.00	$(0.03)	$0.03
Diluted	$(0.04)	$0.00	$(0.03)	$0.03
Weighted average common shares outstanding:
Basic	11,500	11,471	11,493	11,464
Diluted	11,500	11,490	11,493	11,488

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Nine Months Ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(294)	$396
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	87	100
Net accretion of marketable securities	(317)	(350)
Share-based compensation	103	109
Noncash lease expense	852	825
Deferred income taxes	139	62
Changes in assets and liabilities:
Inventories	1,161	619
Other current assets	682	(110)
Other assets	(601)	(250)
Accounts payable	114	(441)
Income taxes payable	(4,901)	(3,738)
Accrued commissions	(314)	(34)
Other accrued expenses	44	179
Deferred revenue	(422)	641
Amounts held in eWallets	(307)	(501)
Operating lease liabilities	(858)	(851)
Other current liabilities	(206)	(111)
Net cash used in operating activities	(5,038)	(3,455)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(63)	(37)
Purchases of marketable securities	(39,011)	(44,839)
Proceeds from maturities of marketable securities	51,619	21,786
Net cash provided by (used in) investing activities	12,545	(23,090)
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(6,909)	(6,909)
Net cash used in financing activities	(6,909)	(6,909)
Effect of exchange rates on cash, cash equivalents and restricted cash	206	174
Net increase (decrease) in cash, cash equivalents and restricted cash	804	(33,280)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	13,567	56,217
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$14,371	$22,937
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Right-of-use assets obtained in exchange for operating lease liabilities	$(83)	$191